POWER OF ATTORNEY

Know all by these present that the undersigned hereby constitutes and appoints Shannon L. Bender, Molly E. Gardner, Michael K. Piacentini, Sean Gaffney and Renha Stewart signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or employee of RenaissanceRe Holdings Ltd., a Bermuda limited company, or one of its subsidiaries (the “Company”), the U.S. Securities and Exchange Commission's (the “SEC”) Form ID, Forms 3, 4 and 5, and Forms 144, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 144 under the Securities Act of 1933 (“Rule 144”), and the rules and regulations thereunder;

(2)enroll the undersigned in the SEC's enhanced Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR Next”), serve as an account administrator for the undersigned's account in EDGAR Next, which includes, among other things, the power to: (i) appoint and remove account administrators, users, technical administrators and delegated entities; (ii) submit, or cause a person or entity so appointed to submit, filings through the EDGAR Next system on behalf of the undersigned; (iii) manage the undersigned’s EDGAR access codes; and (iv) modify and annually confirm the information in the undersigned’s EDGAR Next account, and delegate authority to the Company, or cause the Company to accept a delegation of authority, as a delegated entity for the undersigned's account in EDGAR Next;

(3)do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5, or 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact's discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, 5, and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of July, 2025.

/s/ Torsten Jeworrek
Torsten Jeworrek